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[information resources letterhead]

                                                                    Exhibit 23.4


                            DISCLOSURE CONSENT FORM

     Information Resources, Inc. has prepared various market and industry research reports prior to the date hereof that will be used and referred to by Centennial Specialty Foods Corporation (the "Company"). To the extend required, Information Resources, Inc. hereby grants the Company permission to use and reference all such materials in connection with its public disclosure documents, securities filings or other such documents that the Company is required or permitted to file from time to time with the U.S. Securities and Exchange Commission and similar agencies.

                              INFORMATION RESOURCES, INC.


                              By: /s/ Kathryn L. Witt
                                  ---------------------------
                              Title: V.P. & Corporate Counsel
                                     ------------------------
                              Print Name:  Kathryn L. Witt
                                           ------------------

Dated: April 30, 2003